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                                                                     EXHIBIT 4.2

                                CONSILIUM, INC.

                             1993 STOCK OPTION PLAN

     1. Purpose. The Consilium, Inc. 1993 Stock Option Plan (the "Plan") is established to create additional incentive for key employees (excluding any such employees who are also officers or directors) of Consilium, Inc. and any present or future parent and/or subsidiary corporations of such corporation (collectively referred to as the "Company") to promote the financial success and progress of the Company. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All question of interpretations of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Options may only be non-qualified stock options, that is, options which do not meet the requirements of section 422(b) of the Code. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     3. Eligibility.

        (a) Eligible Persons. The Options may be granted only to employees of the Company who are not also officers or directors of the Company. The Board shall, in the Board's sole discretion, determine which of such persons shall be granted Options (an "Optionee"). An Optionee may, if he is otherwise eligible, be granted additional Options.

    4. Shares Subject to Option. The maximum number of shares which may be issued under the Plan shall be 500,000 shares of the Company's authorized but unissued common stock and/or common stock which are treasury shares, subject to adjustment as provided in paragraph 7. In the event that any outstanding Option for any reason expires or is terminated and/or shares subject to repurchase are repurchased by the Company, the shares of common stock allocable to the unexercised portion of such Option, or such repurchased shares, may again be subjected to an Option.

    5. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from March 16, 1993.



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    6. Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares for which the Option shall be granted, the Option price of the Option, the exercisability of the Option, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares covered thereby, in such form as the Board shall from time to time establish, and shall comply with and be subject to the following terms and conditions:

        (a) Exercise Price. The exercise price per share for an Option shall be not less than the fair market value, as determined by the Board, of the shares of common stock of the Company on the date of the granting of the Option.

        (b) Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted.

        (c) Payment of Exercise Price. Payment of the exercise price for the number of shares being purchased shall be made (1) in cash, by check, or cash equivalent, (2) by tender to the Company of shares of the Company's stock which
(a) either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company, and (b) have a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the option price, (3) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provision so Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (4) by such other consideration (including, without limitation, the Optionee's promissory note) as the Board may approve at the time the option is granted. In the event the Board permits the exercise of an Option in whole or in part by means of the Optionee's promissory note, the Board shall determine the provisions of such note; provided, however, that the note shall not represent more than ninety percent (90%) of the option price, the principal shall be due and payable not more than five (5) years after the Option is exercised, and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code.

            (x) Unless otherwise provided by the Board, in the event the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

            (y) The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any



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program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of stock to be acquired upon such exercise.

        (d) Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

        (e) Standard Option Terms. Unless otherwise provided for by the Board in the grant of an Option, all Options shall comply with and be subject to the terms and conditions set forth in the form of stock option agreement attached hereto as Exhibit A and incorporated herein by reference.

     7. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan and to any outstanding Options and in the option price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company.

     8. Termination or Amendment of Plan. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time. In any event, no amendment may adversely affect any then outstanding Options or any unexercised portions thereof, without the consent of the Optionee.


     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Consilium, Inc. 1993 Stock Option Plan was duly adopted by the Board of Directors of the Company on the 16th day of March, 1993.





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                             AMENDMENT NO. 1 TO THE
                                 CONSILIUM, INC.
                             1993 STOCK OPTION PLAN

               CONSILIUM, INC., having established the Consilium, Inc. 1993 Stock Option Plan (the "Plan"), hereby amends the Plan, effective as of December 11, 1998, as follows:

     1.   Section 1 of the Plan is hereby amended in its entirety as follows:


               1. Term of Plan. In connection with the merger (the "Merger") on December 11, 1998 of Consilium, Inc. (the "Company") and Pennsylvania Acquisition Sub, Inc., ("Pennsylvania") a Delaware corporation and a wholly-owned subsidiary of Applied Materials, Inc. ("AMAT"), options ("Options") previously granted to optionees ("Optionees") under the Consilium, Inc. 1993 Stock Option Plan (the "Plan") that remain outstanding as of December 11, 1998 (the "Outstanding Options"), have been modified pursuant to the Agreement and Plan of Merger and Reorganization dated as of October 12, 1998 (the "Merger Agreement"), among the Company, Pennsylvania and AMAT, so as to be exercisable only into shares of common stock of AMAT, par value $0.01 per share (the "Stock"), all as set forth in such Merger Agreement and subject to its terms and conditions. Effective as of December 11, 1998, except with respect to the Outstanding Options, the Plan is terminated. Accordingly, no shares of Stock remain available for future grant under the Plan, other than pursuant to the Outstanding Options.

     2. Section 2 of the Plan is hereby amended in its entirety to read as follows:

               2. Administration. The Plan shall be administered by the Stock Option and Compensation Committee of the Board of Directors of AMAT. As used throughout this Plan, the "Committee" and the "Board" shall mean the Stock Option and Compensation Committee of the Board of Directors of AMAT.

     3. Section 3 of the Plan is hereby amended in its entirety to read as follows:

               3. No Further Option Grants. Effective December 11, 1998, except with respect to the Outstanding Options, the Plan is terminated. Accordingly, no further Options shall be granted under the Plan. Optionees holding Outstanding Options may continue to exercise such Outstanding Options in accordance with their terms, subject to the terms and conditions of the Merger Agreement.

     4. The first sentence of Section 4 of the Plan is hereby replaced with the following:

          AMAT has reserved such number of shares of Stock as are necessary to satisfy the Outstanding Options described in Section 1 of the Plan.



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     5.   Section 8 of the Plan is hereby amended by adding the following sentence to the end thereof to read as follows:

          Except with respect to the Outstanding Options, the Plan shall terminate effective as of December 11, 1998.

          IN WITNESS WHEREOF, Consilium, Inc., by the officer identified below, who has been duly authorized by the Board of Directors of the Company, has executed this Amendment No. 1 on the date indicated below.


                                        CONSILIUM, INC.


                                        By:
                                           -------------------------------------
                                        Title:
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                                        Date:
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